                                                                                        EXHIBIT 8

                                       OPINION OF MUNGER, TOLLES & OLSON LLP
                              AS TO CERTAIN UNITED STATES FEDERAL INCOME TAX MATTERS

                                                   July 10, 2003

Southern California Edison Company
2244 Walnut Grove Avenue
Rosemead, California 91770

Ladies and Gentlemen:

            We have acted as special counsel to Southern California Edison Company, a California corporation (the
"Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-4 (File No.
___________) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of $965,965,000 aggregate principal amount of First and Refunding Mortgage Bonds, 8% Series 2003B, Due 2007 (the "Exchange
Bonds"), to be offered by the Corporation in exchange for a like principal amount of its issued and outstanding
First and Refunding Mortgage Bonds, 8% Series 2003A, Due 2007 (the "Outstanding Bonds").

            We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Registration Statement captioned "Material United States
Federal Income Tax Consequences," to the extent that such statements constitute statements of law, reflect our opinion of the material federal income tax consequences regarding the exchange of Outstanding Bonds for Exchange
Bonds.  No opinion is expressed on matters other than those specifically referred to herein.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "Material United States Federal Income Tax
Consequences" in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and regulations of the
Commission issued thereunder.

                                                              Very truly yours,

                                                              /s/ MUNGER, TOLLES & OLSON LLP